================================================================================


                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN


                                  OBLIQUE, INC.

                                       and

                            ASANTE TECHNOLOGIES, INC.




                            Dated as of June 13, 2003


================================================================================

                                TABLE OF CONTENTS

                                                                                                             Page
ARTICLE I             THE MERGER.................................................................................1

         SECTION 1.1.          The Merger........................................................................1

         SECTION 1.2.          Effective Time....................................................................2

         SECTION 1.3.          Effect of the Merger..............................................................2

         SECTION 1.4.          Certificate of Incorporation, Bylaws..............................................2

         SECTION 1.5.          Directors and Officers............................................................2

         SECTION 1.6.          Effect on Capital Stock...........................................................2

         SECTION 1.7.          Exchange of Certificates; Payment of Merger Consideration; Escrow
                               Agreement.........................................................................3

         SECTION 1.8.          Stock Transfer Books..............................................................5

         SECTION 1.9.          No Further Ownership Rights in Company Common Shares..............................5

         SECTION 1.10.         Lost, Stolen or Destroyed Certificates............................................5

         SECTION 1.11.         Taking of Necessary Action; Further Action........................................6

         SECTION 1.12.         Company Stockholders' Meeting.....................................................6

         SECTION 1.13.         Acquiror Shareholders' Written Consent............................................6

         SECTION 1.14.         Introduction to Disclosure Schedule...............................................6

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................7

         SECTION 2.1.          Organization and Qualification; Subsidiaries......................................7

         SECTION 2.2.          Certificate of Incorporation and Bylaws...........................................7

         SECTION 2.3.          Capitalization....................................................................8

         SECTION 2.4.          Authority Relative to this Agreement..............................................8

         SECTION 2.5.          No Conflict; Required Filings and Consents........................................8

         SECTION 2.6.          Compliance........................................................................9

         SECTION 2.7.          SEC Filings; Financial Statements; Books and Records.............................10

         SECTION 2.8.          Absence of Certain Changes or Events.............................................10

         SECTION 2.9.          No Undisclosed Liabilities.......................................................11

         SECTION 2.10.         Absence of Litigation............................................................11

         SECTION 2.11.         Employee Benefit Plans, Employment Agreements....................................11

         SECTION 2.12.         Labor Matters....................................................................13

         SECTION 2.13.         Restrictions on Business Activities..............................................13


                                TABLE OF CONTENTS
                                   (continued)

         SECTION 2.14.         Taxes............................................................................13

         SECTION 2.15.         Intellectual Property and Website Materials......................................15

         SECTION 2.16.         RESERVED.........................................................................16

         SECTION 2.17.         Brokers..........................................................................16

         SECTION 2.18.         Takeover Statutes................................................................17

         SECTION 2.19.         Real Property....................................................................17

         SECTION 2.20.         Insurance........................................................................17

         SECTION 2.21.         Licenses and Permits.............................................................17

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR............................................17

         SECTION 3.1.          Organization, Power and Authority................................................17

         SECTION 3.2.          Authority Relative to this Agreement.............................................18

         SECTION 3.3.          Conflicts and Defaults...........................................................18

         SECTION 3.4.          Brokers..........................................................................18

         SECTION 3.5.          Financing........................................................................18

ARTICLE IV            ADDITIONAL AGREEMENTS.....................................................................18

         SECTION 4.1.          Preparation of Proxy Statement...................................................18

         SECTION 4.2.          Company Information..............................................................19

         SECTION 4.3.          Acquiror Information.............................................................19

         SECTION 4.4.          Company Stockholders' Meeting....................................................19

         SECTION 4.5.          Acquiror Shareholders' Written Consent...........................................19

         SECTION 4.6.          Commercially Reasonable Efforts..................................................19

         SECTION 4.7.          Access to Information; Confidentiality...........................................20

         SECTION 4.8.          Consents; Approvals..............................................................20

         SECTION 4.9.          Notification of Certain Matters..................................................20

         SECTION 4.10.         Further Action...................................................................21

         SECTION 4.11.         Public Announcements.............................................................21

         SECTION 4.12.         Minimum Level of Current Assets..................................................21

         SECTION 4.13.         Non-Competition Agreement........................................................21

         SECTION 4.14.         Employees........................................................................21

         SECTION 4.15.         On-Site Management Participation.................................................21

                                TABLE OF CONTENTS
                                   (continued)


         SECTION 4.16.         Takeover Statute.................................................................22

         SECTION 4.17.         Tax Clearance Certificates.......................................................22

         SECTION 4.18.         Directors' and Officers' Indemnification and Insurance...........................22

ARTICLE V             CONDUCT OF BUSINESS PENDING THE MERGER....................................................23

         SECTION 5.1.          Conduct of Business by the Company Pending the Merger............................23

         SECTION 5.2.          No Solicitation..................................................................25

ARTICLE VI            CONDITIONS TO THE MERGER..................................................................25

         SECTION 6.1.          Conditions to Obligation of Each Party to Effect the Merger......................25

         SECTION 6.2.          Conditions to Obligations of the Acquiror........................................26

         SECTION 6.3.          Conditions to Obligation of the Company..........................................27

ARTICLE VII           TERMINATION...............................................................................27

         SECTION 7.1.          Termination......................................................................27

         SECTION 7.2.          Effect of Termination............................................................28

         SECTION 7.3.          Fees and Expenses................................................................29

ARTICLE VIII          INDEMNIFICATION...........................................................................29

         SECTION 8.1.          Indemnification by the Company...................................................29

         SECTION 8.2.          Indemnification by the Acquiror..................................................30

         SECTION 8.3.          Stockholder Representative.......................................................30

         SECTION 8.4.          Time Limit.......................................................................30

         SECTION 8.5.          Indemnification Procedure........................................................30

ARTICLE IX            GENERAL PROVISIONS........................................................................32

         SECTION 9.1.          Effectiveness of Representations, Warranties and Agreements; Knowledge,
                               Etc..............................................................................32

         SECTION 9.2.          Notices..........................................................................33

         SECTION 9.3.          Certain Definitions..............................................................34

         SECTION 9.4.          Amendment........................................................................35

         SECTION 9.5.          Waiver...........................................................................35

         SECTION 9.6.          Headings.........................................................................35

         SECTION 9.7.          Severability.....................................................................36

         SECTION 9.8.          Entire Agreement.................................................................36

                                TABLE OF CONTENTS
                                   (continued)


         SECTION 9.9.          Assignment; Guarantee of Acquisition Obligations.................................36

         SECTION 9.10.         Parties in Interest..............................................................36
         SECTION 9.11.         Failure or Indulgence Not Waiver; Remedies Cumulative............................36

         SECTION 9.12.         Governing Law; Venue.............................................................36

         SECTION 9.13.         Counterparts.....................................................................37

                                    Exhibits
                                                                            Page
Exhibit A         Escrow Agreement

Exhibit B         Opinion of Gray, Cary, Ware & Freidenrich, L.L.P.

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 13, 2003, is between Asante Technologies, Inc., a Delaware corporation (the "Company") and Oblique, Inc., a Texas corporation (the "Acquiror").

         WHEREAS, the Board of Directors of the Acquiror has approved the merger of the Company with and into the Acquiror (the "Merger") upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the Board of Directors of the Company (the "Board") (i) determined that the Merger and the transactions contemplated thereby are fair to and in the best interests of the Company and its stockholders and (ii) on the terms and subject to the provisions hereinafter set forth, approved this Agreement and the transactions contemplated hereby and resolved to recommend the adoption of this Agreement by the stockholders of the Company.

         WHEREAS,   concurrently   with  the  execution  and  delivery  of  this
Agreement, the Company has delivered to the Acquiror a Disclosure Schedule (the "Company Disclosure Schedule").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Acquiror hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.1. The Merger.

         (a) Effective Time. At the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement, the Delaware General Corporation Law (the "DGCL") and the Texas Business Corporation Act (the "TBCA"), the Company shall be merged with and into the Acquiror, the separate corporate existence of the Company shall cease, and the Acquiror shall continue as the surviving corporation. The Acquiror, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

         (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Merger will take place at the offices of Jones Day, 2727 North Harwood, Dallas, Texas within 15 calendar days after the satisfaction or waiver of the conditions set forth in Article VI have occurred (the "Closing Date"); provided, however, the Closing Date shall be the later of
(i) a date which is on or before 60 calendar days from the date hereof or (ii) the date which is immediately following the Special Meeting, unless (i) extended by the Acquiror, at its option, for up to 30 days or (ii) another date, time or place is mutually agreed to in writing by the parties hereto.

         SECTION 1.2. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing (i) a certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL and (ii) articles of merger as contemplated by the TBCA (the "Articles of Merger"), together with any required related certificates, with the Secretary of State of the State of Texas, in such form as required by, and executed in accordance with the relevant provisions of, the TBCA, whereupon the Merger will become effective in accordance with the applicable provisions of the DGCL and the TBCA (the "Effective Time").

         SECTION 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, the applicable provisions of the DGCL, the Articles of Merger and the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges and powers of the Company and the Acquiror shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and the Acquiror shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

         SECTION 1.4.Certificate of Incorporation, Bylaws.

         (a) Articles of Incorporation. The Articles of Incorporation of the Acquiror, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

         (b) Bylaws. The Bylaws of the Acquiror, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

         SECTION 1.5. Directors and Officers. The directors and officers of the Acquiror immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

         SECTION 1.6. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror, the Company or the stockholders of the Company:

         (a) Conversion of Securities. Each share of common stock, par value $0.001 per share of the Company (each a "Company Common Share" and collectively, the "Company Common Shares") issued and outstanding immediately prior to the Effective Time (excluding any Company Common Shares to be canceled pursuant to Section 1.6(b)) shall be converted into the right to receive a pro rata share of $5,120,000 less the amount of any adjustment, if any, required by Section 4.12 (Minimum Level of Current Assets) in cash (the "Merger Consideration"). The aggregate amount of the Merger Consideration shall not exceed $5,120,000 and shall be subject to the holdback of the Escrow Cash as set forth in Section 1.7. For purposes of determining the number of issued and outstanding Company Common Shares immediately prior to the Effective Time and each Holder's pro rata share of the aggregate Merger Consideration, each Option Share (as defined below) subject to a Stock Option (as defined below) with an exercise price less than an amount equal to the Merger Consideration divided by the number of issued and outstanding shares of Company Common Stock immediately prior to the Effective Time without regard to any Option Shares (the "In the Money Options") shall be deemed to be issued and outstanding. The per share Merger Consideration (the "Pro Rata Merger Consideration") shall be determined by dividing the sum of the aggregate Merger Consideration and the aggregate exercise price of the In the Money Options by the total number of issued and outstanding Company Common Shares including the Option Shares deemed to be issued and outstanding as set forth herein. The holder of any such Option Shares shall be entitled to an amount in cash equal to the difference between the Pro Rata Merger Consideration and the exercise price set forth in the applicable Stock Option multiplied by the number of Option Shares of such holder deemed to be issued and outstanding. Each Option Share with an exercise price equal to or greater than the Pro Rata Merger Consideration shall be deemed to be cancelled and of no further force or effect.

         (b) Cancellation. Each Company Common Share, if any, held in the treasury of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

         (c) Capital Stock of Acquiror. Each share of common stock, $0.01 par value, of the Acquiror issued and outstanding immediately prior to the Effective Time shall remain issued, outstanding and unchanged as one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

         SECTION 1.7. Exchange of Certificates; Payment of Merger Consideration; Escrow Agreement.

         (a) Paying Agent and Procedures. Prior to the Effective Time, a bank or trust company shall be designated by the Acquiror and the Company (the "Paying Agent") to act as agent in connection with the Merger to receive the Merger Consideration to which holders of Company Common Shares shall become entitled pursuant to Section 1.6 hereof. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder (each a "Holder" and collectively, the "Holders"), as of the Effective Time, of a certificate or certificates that, prior to the Effective Time, represented Company Common Shares (the "Certificates"), a customary form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration in exchange therefor. Upon the surrender of each such Certificate which represented Company Common Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Paying Agent shall deliver to the Holder of such Certificate in exchange therefor the Holder's pro rata share of the Initial Payment (defined herein) exclusive of the Escrow Cash (defined herein) to be held by the Escrow Agent (defined herein) to be released, if at all, as set forth in Section 1.7(b)(ii). Until so surrendered and exchanged, each such Certificate (other than Certificates representing Company Common Shares canceled pursuant to Section 1.6(b)) shall represent solely the right to receive the Merger Consideration. No interest shall be paid or accrue on the Initial Payment for the benefit of the Holders. If the Merger

Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

         (b)  Consideration.  Subject  to  the  terms  and  conditions  of  this
Agreement,   at  the  Effective   Time,   the  Acquiror  shall  pay  the  Merger
Consideration as follows:

                  (i) $4,608,000 (the "Initial Payment") shall be deposited in trust with the Paying Agent for the benefit of the holders of Company Common Shares to which such holders shall be entitled to at the Effective Time pursuant to Section 1.6 hereof; and

                  (ii) $512,000 (the "Escrow Cash") shall be deposited in trust with the Paying Agent, acting as an escrow agent (the "Escrow Agent") pursuant to the terms of an escrow agreement (the "Escrow Agreement") in the form attached hereto as Exhibit A, to be held in escrow for the payment of the Company's indemnification obligations, if any, pursuant to Article VIII hereof. Provided there are no claims for indemnification outstanding under Section 8.1 hereof on (i) December 31, 2003 if the Effective Time is on or before September 30, 2003; or
         (ii) March 31, 2004 if the Effective Time is after September 30, 2003 (the "Escrow Termination Date"), the remaining Escrow Cash, if any, including any interest thereon shall be delivered to the Holders pro rata in accordance with the terms of the Escrow Agreement. If there are outstanding indemnification claims under Section 8.1 hereof on the Escrow Termination Date, an amount of cash sufficient to satisfy such outstanding indemnification claims will continue to be held by the Escrow Agent until the Escrow Agreement terminates according to the terms thereof, at which time the Escrow Cash will be distributed to the Holders on a pro rata basis.

         (c) Investment of Initial Payment and Escrow Cash. The Initial Payment and the Escrow Cash and any portion of the Initial Payment that is not paid within 30 days of the Closing shall be invested by the Paying Agent or the Escrow Agent, as applicable, as directed by the Acquiror, provided such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Service, Inc. or Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank having at least $25,000,000,000 in assets. Any income derived from the investment of the Initial Payment shall be payable to the Acquiror. Any income derived from the Escrow Cash shall be payable to the Holders on a pro rata basis pursuant to the terms of the Escrow Agreement.

         (d) Termination of Paying Agent/Escrow Agent Duties. Promptly following the date which is the later of termination of the Escrow Agreement or the Escrow Termination Date, the Acquiror will cause the Paying Agent or the Escrow Agent, as applicable, to deliver to the Surviving Corporation all cash and documents still in its possession, if any, relating to the transactions described in this Agreement, and the duties of the Paying Agent or the Escrow Agent, as applicable, shall terminate. Thereafter, any remaining holders of Certificates shall surrender such Certificates to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the applicable Merger Consideration.

         (e) No Liability. None of the Acquiror, the Surviving Corporation nor the Company shall be liable to any holder of Company Common Shares for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (f) Withholding Rights. The Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares such amounts as the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. Any such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares, as the case may be, in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent.

         SECTION 1.8. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of the Company Common Shares thereafter on the records of the Company or the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         SECTION 1.9. No Further Ownership Rights in Company Common Shares. The Merger Consideration delivered upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Common Shares formerly represented by such Certificates.

         SECTION 1.10. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration as may be required pursuant to Section 1.6 hereof; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the payment of the Merger Consideration, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         SECTION 1.11. Taking of Necessary Action; Further Action. Subject to Sections 1.12 and 5.2 and Article VII hereof, each of the Acquiror and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this

Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company immediately prior to the Effective Time are fully authorized in the name of the Company or otherwise to take, and will take, all such lawful and necessary action.

         SECTION 1.12. Company Stockholders' Meeting. The Company, acting through the Board, shall in accordance with applicable law and subject to the fiduciary duties of the Board (as determined by the Board after consultation with counsel), as soon as practicable following the date of this Agreement:

         (a) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") on a date to be determined by the Board and reasonably satisfactory to the Acquiror, but in no event shall such meeting occur on a date more than 25 calendar days after the Proof of Financing Date unless the Securities and Exchange Commission (the "SEC") reviews the Proxy Statement in which case the time period for the Special Meeting shall be extended by the number of days necessary for the SEC to complete its review and the Company to respond to all SEC comments for the purpose of considering and taking action upon this Agreement;

         (b) include in the Proxy Statement (as defined in Section 4.1) the recommendation of the Board that stockholders of the Company vote in favor of the adoption of this Agreement; and

         (c) (i) obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with the Acquiror, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time and (ii) take steps to obtain the necessary approvals by its stockholders of this Agreement.

         SECTION 1.13. Acquiror Shareholders' Written Consent. The Acquiror, acting through its Board of Directors, shall in accordance with applicable law and subject to the fiduciary duties of the Acquiror (as determined by the Board of Directors of the Acquiror after consultation with counsel), as soon as practicable following the date of this agreement, take all necessary steps to obtain shareholder votes for the purpose of considering and taking action upon this Agreement by written consent (the "Acquiror Written Consent").

         SECTION 1.14. Introduction to Disclosure Schedule. Pursuant to the terms of this Agreement, the Company shall deliver the Company Disclosure
Schedule in connection with the Company's representations and warranties given in Article II of the Agreement. The section numbers in the Company Disclosure Schedule correspond to the section numbers in the Agreement. Any information disclosed in the Company Disclosure Schedule under any section, however, shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be appropriate if such disclosure on its face specifies the relevant facts necessary for a determination that the exceptions expressed may also apply to other sections or provisions, whether or not repeated or cross-referenced under any section number where such disclosure might be deemed appropriate.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in the Company SEC Reports (as defined herein) or as set forth in the Company Disclosure Schedule (as defined herein), the Company hereby represents and warrants to the Acquiror that:

         SECTION 2.1. Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business or activities as now conducted. The Company is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its business or activities as now conducted makes such qualification or licensing necessary. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 2.1 of the Company Disclosure Schedule. Except as set forth in Section 2.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or legal entity.

         SECTION 2.2. Certificate of Incorporation and Bylaws. The Company has heretofore furnished to the Acquiror a complete and correct copy of its Certificate of Incorporation and Bylaws, and has furnished or made available to the Acquiror the Certificate of Incorporation and Bylaws (or equivalent organizational documents) of each of its subsidiaries (the "Subsidiary Documents"), in each case as amended to the date of this Agreement. Such Certificate of Incorporation, Bylaws and Subsidiary Documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of such documents.

         SECTION 2.3. Capitalization. The authorized capital stock of the Company consists of (a) 25,000,000 Company Common Shares and (b) 2,000,000
shares of preferred stock, $0.001 par value per share ("Company Preferred Shares"). As of May 31, 2003: (i) 10,049,400 Company Common Shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) 150 Company Common Shares were held in treasury, (iii) no Company Preferred Shares were issued and outstanding and (iv) 4,049,764 Company Common Shares (the "Option Shares") were reserved for future issuance pursuant to outstanding options to purchase Company Common Shares (each a "Stock Option") granted under the Company's stock option plans set forth in Section 2.3 of the Company's Disclosure Schedule (the "Company Stock Option Plans"). No change in such capitalization has occurred between May 31, 2003 and the date hereof. Except as set forth in this Section 2.3 or Section
2.11 or in the related sections of the Company Disclosure Schedule and pursuant to the terms of the Company Stock Option Plans, there are no options, warrants or other similar rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. The Option Shares will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights when and if issued pursuant to the terms and conditions specified in the applicable Company Stock Option Plan. Except as disclosed in Section 2.3 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Common Shares or Company Preferred Shares or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. Except as set forth in Sections 2.1 and 2.3 of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and all such shares are owned by the Company or another subsidiary of the Company free and clear of all security interests, liens, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

         SECTION 2.4. Authority Relative to this Agreement. The Company has all necessary corporate power and authority, subject to the adoption of this
Agreement by the holders of at least a majority of the outstanding Company Common Shares (voting together as one class) entitled to vote in accordance with the DGCL and the Company's Certificate of Incorporation and Bylaws, to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than the adoption of this Agreement by the holders of at least a majority of the outstanding Company Common Shares (voting together as one class) entitled to vote in accordance with the DGCL and the Company's Certificate of Incorporation and Bylaws. As of the date of this
Agreement, the Board has determined that the Merger and the transactions contemplated thereby, upon the terms and subject to the conditions of this Agreement, are fair to and in the best interests of the Company and its stockholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Acquiror, and adoption of the Agreement by the requisite vote of the stockholders of the Company, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         SECTION 2.5. No Conflict; Required Filings and Consents.

         (a) Section 2.5(a) of the Company Disclosure Schedule includes a list of all agreements to which the Company or any of its subsidiaries is a party or by which any of them is bound, which, as of the date of this Agreement: (i) are required to be filed as "material contracts" with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) under which the consequences of a default, nonrenewal or termination would have a Material Adverse Effect (as defined below) (it being agreed that the default, nonrenewal or termination of a contract with expected receipts or expenditures of less than $50,000 shall not in and of itself be deemed to have a Material Adverse Effect; or (iii) pursuant to which payments might be required or acceleration of benefits may be required upon a "change of control" of the Company (collectively, the "Material Contracts").

         (b) Except as set forth in Section 2.5(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of the obligations of the Company contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree in effect as of the date of this Agreement applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected.

         (c) The Company has made available to the Acquiror a correct and complete copy of each Material Contract and to the knowledge of the Company, each Material Contract is in full force and affect and is valid, binding and enforceable, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability or equitable remedies may be limited by general principles of equity.

         (d) Except as set forth in Section 2.5(d) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for
(x) applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and state securities laws, and (y) the filing and recordation of appropriate merger or other documents as required by the DGCL and the TBCA or (ii) require any consent, approval or authorization of, or notification to, any party to any Material Contract, which shall not have been obtained or given as of the Effective Time.

         SECTION 2.6. Compliance.

         (a) Except as disclosed in Section 2.6(a) of the Company Disclosure Schedule, to the Company's knowledge, neither the Company nor any of its subsidiaries is in conflict with, or in material default or violation of, (i) any law (including, without limitation, environmental laws), rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, the default or violation of which would be reasonably likely to have a Material Adverse Effect or (ii) any Material Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected.

         SECTION 2.7. SEC Filings; Financial Statements; Books and Records.

         (a) Except as set forth in Section 2.7 of the Company Disclosure Schedule, the Company has filed all forms, reports and documents required to be filed with the SEC and has made available to the Acquiror (i) its Annual Reports on Form 10-K for the fiscal years ended September 28, 2001 and 2002, (ii) its Quarterly Reports on Form 10-Q for the periods ended December 28, 2002 and March 28, 2003, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since September 28, 2002, (iv) all other reports or registration statements filed by the Company with the SEC since September 28, 2002, and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC since September 28, 2002 (collectively, the "Company SEC Reports"). Except as disclosed in
Section 2.7 of the Company Disclosure Schedule, the Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, as in effect on the date such Company SEC Reports were filed, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         (c) All applicable corporate and other laws relating to the maintenance of the Company's or any of its subsidiaries' books and records have been complied with by the Company in all material respects.

         SECTION 2.8. Absence of Certain Changes or Events. Except as set forth in Section 2.8 of the Company Disclosure Schedule or the Company SEC Reports, since September 28, 2002, the Company has conducted its business in the ordinary course and there has not occurred: (i) any amendments or changes in the Certificate of Incorporation or Bylaws of the Company; (ii) any material damage to, destruction or loss of any asset (whether owned or leased) of the Company (whether or not covered by insurance); (iii) any material change by the Company in its accounting methods, principles or practices; (iv) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (v) any other action or event that would have required the consent of the Acquiror pursuant to Section 5.1 had such action or event occurred after the date of this Agreement; or (vi) any sale of a material amount of property of the Company or any of its subsidiaries, except in the ordinary course of business.

         SECTION  2.9. No  Undisclosed  Liabilities.  Except as is  disclosed in
Section 2.9 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise, including, without limitation, environmental liabilities arising under environmental laws), except liabilities (i) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) as of March 28, 2003 (the "2003 Company Balance Sheet"), (ii) incurred in the ordinary course of business and not required under GAAP to be reflected on the 2003 Company Balance Sheet, or (iii) incurred since March 28, 2003 in the ordinary course of business consistent with past practice.

         SECTION  2.10.  Absence of  Litigation.  Except as set forth in Section
2.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, overtly threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

         SECTION 2.11. Employee Benefit Plans, Employment Agreements.

         (a) Section 2.11 (a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other employee benefit, bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement and severance plans, programs or arrangements, and any employment, executive compensation, consulting or severance agreements, written or otherwise, statutory or contractual, with respect to which the Company or any person that, together with the Company, would be considered a single employer within the meaning of Section 4001 of ERISA or Section 414 of the Code ("ERISA Affiliate"), has or has had in the six years preceding the date of this Agreement any obligation or liability or which are or were in the six years preceding the date of this Agreement maintained, contributed to or sponsored by the Company or any ERISA Affiliate for the benefit of, or relating to, any current or former employee, officer or director of or consultant to the Company or any ERISA Affiliate (collectively the "Company Employee Plans"). The Company has provided to the Acquiror copies of (A) each Company Employee Plan, (B) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, (C) the most recent actuarial valuation for each Company Employee Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA), (D) each summary plan description and summary of material modifications with respect to each Company Employee Plan, and (E) the most recent determination opinion, advisory or notification letter(s) referred to in Section 2.11(b)(iv).

         (b) (i) Except as set forth in Section 2.11(b) of the Company Disclosure Schedule, none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except to the extent required by law; (ii) neither the Company, nor to the knowledge of the Company, any other party in interest (within the meaning of Section 3(14) of ERISA) has engaged in a non-exempt "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, (iii) each Company Employee Plan is in compliance in all material respects with, and has always been operated in all material respects in accordance with, its terms and the requirements prescribed by any and all statutes (including ERISA and the
Code), orders, or governmental rules and regulations currently in effect with respect thereto and the Company and the ERISA Affiliates have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, each of the Company Employee Plans and each of the Company and the ERISA Affiliates has satisfied in all material respects all of its statutory, regulatory and contractual obligations with respect to each Company Employee Plan; (iv) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust established under such a Company Employee Plan intended to be exempt from tax under Section 501(a) of the Code is either the subject of a favorable determination, opinion, advisory or notification letter from the Internal Revenue Service ("IRS") or has time remaining to apply under applicable Treasury Regulations or IRS pronouncements for such a determination letter and to make any amendments necessary to obtain a favorable determination, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions, premiums or payments required to be made with respect to any Company Employee Plan have been made on or before their due dates and all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental authority and, to the knowledge of the Company, no fact or event exists which could give rise to any such challenge or disallowance; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vii) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation ("PBGC") arising in the ordinary course) and to the knowledge of the Company, no fact or event exists which could give rise to such liability; (viii) neither the Company nor any ERISA Affiliate has incurred any material liability for any excise tax arising under the Code with respect to a Company Employee Plan; (ix) neither the Company nor any ERISA Affiliate has made any express or implied commitment, whether legally enforceable or not, to create, incur liability with respect to or cause to exist any employee benefit plan, program, arrangement, contract or scheme or to modify any Company Employee Plan, other than as required by law; (x) no legal action, suit or claim is pending or, to the knowledge of the Company, threatened with respect to any Company Employee Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could give rise to any such action, suit or claim; (xi) there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any ERISA Affiliate relating to, or change in employee participation or coverage under, any Company Employee Plan that would increase materially the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereto for the most recent fiscal year ended prior to the date of this Agreement; and (xii) none of the Company Employee Plans is a "multiemployer plan" (as defined in Section 3(37) of ERISA).

         (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds any Stock Option as of the date of this Agreement, together with the number of shares of Company Common Shares subject to such Stock Option, the option price of such Stock Option (to the extent determined as of the date hereof), whether such Stock Option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such Stock Option.

         (d) Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete list of (i) all written employment agreements with officers of the Company or any of its subsidiaries; (ii) all agreements with consultants who are individuals obligating the Company or any of its subsidiaries to make annual cash payments in an amount exceeding $5,000; (iii) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $5,000 to any individual, excluding programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its employees which contain change in control provisions.

         SECTION 2.12. Labor Matters. Except as set forth in Section 2.12 of the Company Disclosure Schedule, (i) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (ii) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

         SECTION 2.13. Restrictions on Business Activities. Except for this Agreement or as set forth in Section 2.13 of the Company Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon and specifically applicable to the Company which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company.

         SECTION 2.14. Taxes.

         (a) For purposes of this Agreement, (i) "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation premiums, windfall profits, transfer and gains taxes and interest, penalties, additional taxes and additions to tax imposed with respect thereto and (ii) "Tax Returns" shall mean returns, reports, estimates and information returns and statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

         (b) Other than as disclosed in Section 2.14(b) of the Company Disclosure Schedule:

         (i) The Company and each of its subsidiaries (for such periods as each subsidiary was owned, directly or indirectly, by the Company), have filed all federal income Tax Returns and all other Tax Returns required to be filed by it (taking into account all applicable extensions), and all such Tax Returns are complete and correct in all material respects, or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired. The Company and each of its subsidiaries has paid, or the Company has paid or caused to be paid on its subsidiaries' behalf, all Taxes shown as due on such Tax Returns and all material Taxes for which no Tax Return was required to be filed. The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

         (ii) No Tax Return of the Company or any of its subsidiaries is under audit or examination by any taxing authority or the subject of any pending court proceeding, and no written notice of such an audit or examination has been received by the Company or any of its subsidiaries. Each deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. No material issue relating to Taxes were raised in writing by the relevant taxing authority. None of the federal income Tax Returns of the Company or any of its subsidiaries consolidated in such Tax Returns for any period have been examined by the IRS.

         (iii) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority.

         (iv) No liens for Taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory liens for Taxes not yet due.

         (v) The accruals and reserves for Taxes (including deferred taxes) reflected in the 2003 Company Balance Sheet are in all material respects adequate (and until the Closing Date will continue to be adequate) to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

         (vi) The Company and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

         (vii) Neither the Company nor any of its subsidiaries has engaged in any inter-company transactions within the meaning of Treasury Regulation Section 1.1502-13 for which any income or gain will be recognized (as a result of the Merger or otherwise) during any taxable period ending on or before the Closing Date.

         SECTION 2.15. Intellectual Property and Website Materials.

         (a) Either the Company or its subsidiaries owns, or has valid rights to use, free and clear of any liens, claims, security interests, pledges, mortgages, deeds of trust, rights of first refusal, restrictions and other encumbrances ("Liens"), all Intellectual Property and Website Materials.

                  (i) The term "Intellectual Property" as used herein shall mean all right, title and interest of the Company or any of its subsidiaries in, to and under all computer software, copyrights, patents, trademarks and know-how, which are owned or used by, or are licensed to, the Company or any of its subsidiaries and which are material to the conduct of the Company's business as it is currently conducted, and any right to recovery for infringement thereof (including past infringement) and any and all goodwill associated therewith. The Intellectual Property includes without limitation, all of the items set forth in Section 2.15(a)(i) of the Company Disclosure Schedule.

                  (ii) The term "Website Materials" as used herein shall mean all text, images and design, including without limitation the "look and feel," and other content (collectively, "Content") contained on any website maintained by, or for, the Company or any of its subsidiaries in connection with Company's business as it is currently conducted, including but not limited to the Content contained on the websites set forth in Section 2.15(a)(ii) of the Company Disclosure Schedule.

Neither the Company nor any of its subsidiaries have received any written notice (other than notices that have been resolved, withdrawn or abandoned) that the Company or any of its subsidiaries are, and, the Company and each of its subsidiaries is not and are not, knowingly infringing or otherwise acting in conflict with the rights of any other person in respect of the Intellectual Property or the Website Materials.

         (b) Except as set forth in Schedule 2.15(b) of the Company Disclosure Schedule, at the Effective Time the Surviving Corporation will own or have valid rights to use all of the Intellectual Property and the Website Materials free and clear of any Lien.

         (c) Section 2.15 (a)(i) of the Company Disclosure Schedule lists all patents, registered trademarks and registered copyrights, and applications therefor included in the Intellectual Property. These lists include the legal owner, type, jurisdiction and registration or application number (as applicable), renewal date (for registered trademarks only) and registration or filing date (except for trademarks).

         (d) Except as disclosed in Section 2.15(d) of the Company Disclosure Schedule, the Company or its subsidiaries is the sole legal owner of all patents, trademarks and copyrights included in the Intellectual Property.

         (e) Except as disclosed in Section 2.15(e) of the Company Disclosure Schedule, the legal owner is also the record owner of each patent, registered trademark and registered copyright (and applications therefor) included in the Intellectual Property such that its legal ownership has been recorded, or a recordation filing has been made, with the appropriate governmental authority.

         (f) Section 2.15(f)(i) of the Company Disclosure Schedule sets forth a list of (i) all licenses and other agreements to which the Company and any of its subsidiaries are a party and pursuant to which the Company and any of its subsidiaries have granted to any other person the right to use any Intellectual Property and (ii) all licenses and other agreements to which the Company and any of its subsidiaries are a party and pursuant to which the Company and any of its subsidiaries are authorized to use any Intellectual Property (except "off the shelf" or other software widely available through regular commercial distribution channels on standard terms and conditions, as modified for the Company's operations). To Company's knowledge, there is no unauthorized use, infringement or misappropriation by any third party of any Intellectual Property. All registered trademarks, registered copyrights, and patents included in the Intellectual Property and listed in Section 2.15(a)(i) of the Company Disclosure Schedule are valid and subsisting. Section 2.15(f)(ii) of the Company Disclosure Schedule sets forth all material actions which must be taken within one hundred eighty (180) days following the date hereof that are necessary to maintain, perfect, preserve or renew the Intellectual Property, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates related thereto. Except as disclosed in Section 2.15(f)(iii) of the Company Disclosure Schedule, none of the transactions contemplated herein will materially affect the rights and interests possessed by the Company and any of its subsidiaries in the Intellectual Property. The Company and its subsidiaries are in compliance with their respective privacy policy. To the Company's knowledge, any information used by the Company in connection with the conduct of its business was provided to the Company or its subsidiary in compliance with applicable law.

         (g) The Company and its subsidiaries do not own, use or license any computer software (except "off the shelf" or other software widely available through regular commercial distribution channels on standard terms and conditions, as modified for the Company's operations), patents, trademarks, copyrights or know-how, which are material to the conduct of the Business as it is currently conducted, other than the Intellectual Property.

         (h) The Company and its subsidiaries do not own, use or license any Content which is material to the conduct of the Business as it is currently conducted, other than the Website Materials.

         (i) Except as disclosed in Section 2.15(i) of the Company Disclosure Schedule, the Company and each of its subsidiaries has taken commercially reasonable steps to protect the secrecy and confidentiality of all know-how included in the Intellectual Property.

         SECTION 2.16. RESERVED

         SECTION 2.17. Brokers. No broker, finder or investment banker (other than Neveric Capital) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company; all fees and expenses of which will be paid by the Company.

         SECTION 2.18. Takeover Statutes. None of the Company, the Company Common Shares, the Merger or the transactions contemplated by this Agreement are, or at the Effective Time will be, subject to any applicable "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation (including, without limitation, Section 203 of the DGCL) (each a "Takeover Statute").

         SECTION 2.19. Real Property. Except as set forth in Section 2.19 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries own, lease, occupy or use, or have any interests in, any real property of any kind.

         SECTION 2.20. Insurance. Section 2.20 of the Company Disclosure Schedule contains a description (identifying insurer, coverage, premiums, named insured, deductibles and expiration date) of all policies of fire, liability and other forms of insurance that currently are, or at any time within the past two years have been, maintained in force by or for the account of the Company or any of its subsidiaries with respect to their respective business and assets (such polices are hereinafter referred to as the "Company Policies"). The Company and its subsidiaries have been continuously, and are presently, insured by insurers unaffiliated with the Company and its subsidiaries with respect to their respective property and the conduct of their respective businesses in such amounts and against such risks as are adequate to protect their respective businesses and assets, including, without limitation, liability insurance. Except as disclosed in Section 2.20 of the Company Disclosure Schedule, the insurance coverage provided by the Company Policies presently in force will not in any material respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated hereby. At no time subsequent to January 1, 2000 has the Company or any of its subsidiaries been denied insurance or indemnity bond coverage. At no time subsequent to January 1, 2000 has any insurance carrier canceled or reduced any insurance coverage for the Company or any of its subsidiaries or given any notice or other indication of its intention to cancel or reduce any such coverage.

         SECTION 2.21. Licenses and Permits. Each of the Company and its subsidiaries has all licenses, permits, franchises, certificates, consents, approvals and authorizations necessary for the conduct of its business and the ownership and use of its assets, properties and premises occupied by it, except where the failure to possess such licenses would not have a Material Adverse Effect on the Company.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

         The Acquiror hereby represents and warrants to the Company that:

         SECTION 3.1. Organization, Power and Authority. The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority necessary to enter into and to complete the transactions contemplated by this Agreement.

         SECTION 3.2. Authority Relative to this Agreement. The Acquiror has all requisite corporate power and authority, subject to the adoption of this Agreement by the holders of at least a majority of the outstanding capital stock (voting together as one class) entitled to vote in accordance with the TBCA and the Acquiror's Articles of Incorporation and Bylaws, to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Acquiror and the consummation by the Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Acquiror, and no other corporate proceedings on the part of the Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than the adoption of this Agreement by the holders of at least a majority of the outstanding capital stock of the Acquiror (voting together as one class entitled to vote) in accordance with the TBCA and the Acquiror's Articles of Incorporation and Bylaws. As of the date of this Agreement, the Board of Directors of the Acquiror has determined that the Merger, upon the terms and subject to the conditions of this Agreement, is advisable and in the best interest of the Acquiror's shareholders. This Agreement has been duly and validly executed and delivered by the Acquiror and, assuming the due authorization, execution and delivery by the Company and adoption of the Agreement by the requisite vote of the stockholders of the Company, constitutes a valid and binding obligation of the Acquiror enforceable against it in accordance with its terms.

         SECTION 3.3. Conflicts and Defaults. Neither the execution and delivery of this Agreement by the Acquiror nor the performance by the Acquiror of the transactions contemplated hereby will violate or conflict with any of the terms of the Articles of Incorporation or Bylaws of the Acquiror.

         SECTION 3.4. Brokers. No broker, finder or investment banker (other than Zebulon Group LLC and Source Capital Group, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquiror, all fees and expenses of which will be paid by the Acquiror.

         SECTION 3.5. Financing. Acquiror will have at the Effective Time sufficient cash or cash-equivalent funds available to consummate the Merger, including, without limitation, payment of the Merger Consideration.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

         SECTION 4.1. Preparation of Proxy Statement. As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC a preliminary proxy statement relating to the Special Meeting (the "Proxy Statement"). The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the execution of this Agreement, but in no event later than July 15, 2003 unless the SEC reviews the Proxy Statement in which case the time period for the mailing of the Proxy Statement shall be extended by the number of days necessary for the SEC to complete its review and the Company to respond to all SEC comments.

         SECTION 4.2. Company Information. The Company agrees that none of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

         SECTION 4.3. Acquiror Information. The Acquiror agrees that none of the information supplied or to be supplied by the Acquiror specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         SECTION 4.4. Company Stockholders' Meeting. The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene the Special Meeting to consider and vote upon the adoption of this Agreement and approval of the Merger. Subject to
Section 1.12, the Company will, through the Board, recommend to its stockholders adoption of this Agreement and approval of the Merger. Without limiting the generality of the foregoing, the Company agrees that, subject to its right to terminate this Agreement pursuant to Section 7.1, its obligations pursuant to the first sentence of this Section 4.4 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 5.2(a)) or (ii) the withdrawal or modification by the Board of its approval or recommendation of this Agreement or the Merger. Subject to Section 1.12 hereof, the Company will use commercially reasonable efforts to obtain the favorable vote of its stockholders as soon as practicable after the date hereof.

         SECTION 4.5. Acquiror Shareholders' Written Consent. The Acquiror will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to obtain the Acquiror Written Consent to consider and vote upon the adoption of the Agreement and approval of the Merger.

         SECTION 4.6. Commercially Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, appropriate or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. Notwithstanding any other provision hereof, the Company's obligations under this Section 4.6 and any other provision hereof will in all events be subject to its right to terminate this Agreement in accordance with Section 7.1, whereupon the Company will have no further obligations hereunder or otherwise, including, without limitation, under Sections 1.11 (Further Action), 4.1
(Preparation of Proxy Statement), 4.4 (Company Stockholders' Meeting), 4.7 (Access to Information; Confidentiality), 4.8 (Consents; Approvals), 4.9 (Notification of Certain Matters), 4.10 (Further Action), 4.15 (On-Site Management Participation) and this Section 4.6.

         SECTION 4.7. Access to Information; Confidentiality. So long as this Agreement remains in effect, upon reasonable notice and subject to restrictions contained in any applicable confidentiality agreements to which the Company or any of its subsidiaries are bound, the Company shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the Acquiror reasonable access, during normal business hours, to all its properties, books, contracts, commitments and records and, the Company shall (and shall cause each of its subsidiaries to) furnish as promptly as practicable to the Acquiror all information concerning its business, properties and personnel as the Acquiror may reasonably request, and shall make available to the Acquiror or its representatives the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the its business, properties and personnel as the Acquiror may reasonably request. The parties acknowledge that the Acquiror is obligated to keep such information confidential in accordance with the terms of the Letter of Intent, dated April 3, 2003 (the "Letter of Intent"), between the Acquiror and the Company. All information furnished to Acquiror and its officers, employees, accountants and counsel by or on behalf of the Company shall be covered by the Letter of Intent in accordance with its terms until the Effective Time, and all information furnished to the Acquiror and its officers, directors, employees, accountants and counsel by or on behalf of Company, shall be covered by the Letter of Intent in accordance with its terms, and Acquiror shall be fully liable and responsible under the Letter of Intent for any breach of the terms and conditions thereof by their respective subsidiaries, officers, employees, accountants, counsel and other representatives.

         SECTION 4.8. Consents; Approvals. The Company shall use commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders, and the Company and the Acquiror shall make all filings required in connection with the authorization, execution and delivery of this Agreement by the Company and the Acquiror and the consummation by them of the transactions contemplated hereby. The Company and the Acquiror shall furnish all information required to be included in any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

         SECTION 4.9. Notification of Certain Matters. The Company shall give prompt notice to the Acquiror, and the Acquiror shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, or the Acquiror, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 4.10. Further Action. Upon the terms and subject to the provisions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, appropriate or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement, including (i) obtaining in a timely manner all necessary waivers, consents and approvals from all federal, state and foreign courts and other governmental entities ("Governmental Entities") and to effect all necessary registrations and filings, and the taking of all reasonable steps as may be necessary, appropriate or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

         SECTION 4.11. Public Announcements. The Acquiror and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any similar public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that the Company may, without the prior consent of the Acquiror, issue such press release or make such public statement as may, upon the advice of counsel, be required by law or the rules and regulations promulgated by the Nasdaq Stock Market, Inc., if it has used all reasonable efforts to consult with the other party.

         SECTION 4.12. Minimum Level of Current Assets. As of the Closing Date, the accounts receivable, after adequate accruals for write-offs of uncollectable accounts receivable, and cash, as set forth in the Company's financial statements, shall reflect a minimum aggregate amount of $3,000,000; provided, however, a variance of up to 10% shall be permitted (the "Minimum Current Assets"). However, if the Acquiror shall have exercised its option to extend the Closing Date as provided in Section 1.1(b) because it does not have sufficient funds to consummate the Merger, the Minimum Current Assets shall be determined based on the Company's financial statements as of the date which is sixty (60) days from the date hereof. The aggregate amount of the Merger Consideration shall be reduced dollar for dollar in the event the Company's financial statements do not reflect the Minimum Current Assets ($2,700,000) as of the applicable determination date.

         SECTION 4.13. Non-Competition Agreement. The Acquiror and Wilson Wong shall have entered into a non-competition agreement with terms that are mutually acceptable to the parties (the "Non-Competition Agreement").

         SECTION 4.14. Employees. The Acquiror shall offer a severance package to each individual who is an employee of the Company immediately prior to the Effective Time and whose employment is terminated at the Effective Time that is substantially identical to the benefits under the severance program provided by the Company and covering such employee immediately prior to the Effective Time. After the Effective Time, the Acquiror shall provide to employees of the Company who remain employed by the Surviving Corporation with employee benefits and severance benefits that are substantially identical to those provided to such employees by the Company immediately prior to the Effective Time.

         SECTION 4.15. On-Site Management Participation. Between the date hereof and the Closing Date, the Company shall permit the Acquiror the right to participate in the daily operations and management decisions of the Company.

         SECTION 4.16. Takeover Statute. If the Merger or the transactions contemplated by this Agreement is or may become subject to any Takeover Statute, the Company and the Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

         SECTION 4.17. Tax Clearance Certificates. The Company shall use reasonable commercial efforts to obtain prior to Closing, from every jurisdiction in which the Company conducts its business and is, or has been in the prior five years, required to pay taxes, and deliver to the Acquiror a tax clearance certificate or other similar document indicating that the Company has paid all taxes due to the respective jurisdiction's taxing authority.

         SECTION 4.18. Directors' and Officers' Indemnification and Insurance. Following the Effective Time, the Acquiror shall (a) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of the Company (in all of their capacities)
(i) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Company pursuant to Company's certificate of incorporation, by-laws and indemnification agreements, if any, in existence on the date hereof with, or for the benefit of, any directors, officers and employees of Company and (ii) without limitation to clause (i), to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (b) include and cause to be maintained in effect in the Acquiror's (or any successor's) certificate of incorporation and by-laws for a period of six years after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current certificate of incorporation and by-laws of Company and (c) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Company (provided that Acquiror (or any successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall Acquiror be required to expend in any one year an amount in excess of 100% of the annual premiums currently paid by Company for such insurance; and, provided further, that if the annual premiums of such insurance coverage exceed such amount, Acquiror shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. The obligations of Acquiror under this Section 4.18 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 4.18 applies without the consent of such affected indemnitee.

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 5.1. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless the Acquiror shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in the manner substantially consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers of the Company and to preserve the present material relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. Except as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, any of the following without the prior written consent of the Acquiror, which consent shall not be unreasonably withheld or delayed:

         (a) amend or otherwise change the Certificate of Incorporation or Bylaws of the Company;

         (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for the issuance of Company Common Shares issuable pursuant to Stock Options listed in Section 2.11(c) of the Company Disclosure Schedule);

         (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner substantially consistent with past practice, including sale and leaseback transactions and the disposal of surplus real property, (ii) disposition of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $10,000;

         (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend or make advances to its parent or the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, Company Common Shares or any option, warrant or right, directly or indirectly, to acquire Company Common Shares, or propose to do any of the foregoing; except for the acceleration of options pursuant to the terms of the Company Stock Option Plans and the exercise of such options;

         (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, (ii) incur any indebtedness for borrowed money or debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances (other than loans or advances to or from direct or indirect wholly owned subsidiaries), (iii) enter into or amend any material contract other than in the ordinary course of business; (iv) authorize any capital expenditures or purchases of fixed assets; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 5.1(e);

         (f) increase the compensation payable or to become payable to any of its officers or its general pay scale for other employees, except for increases in salary or wages of employees of the Company or its subsidiaries in accordance with past practice or, except in the ordinary course of business or pursuant to agreements, plans or policies in effect prior to the date of this Agreement, grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company, or establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors or officers of the Company, except, in each case, as may be required by law;

         (g) except to conform to GAAP, take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

         (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability, except to the extent the amount of any such settlement has been reserved for in the financial statements contained in the Company SEC Reports;

         (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports or incurred in the ordinary course of business and consistent with past practice; or

         (j) take, or agree in writing or otherwise to take, any of the actions described in this Section 5.1, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respects or prevent the Company from performing in all material respects or cause the Company not to perform its covenants hereunder.

         SECTION 5.2. No Solicitation.

         (a) Commencing on the date that the Acquiror provides the Company with bona fide proof of sufficient funds available to consummate the Merger, including without limitation payment of the Merger Consideration (the "Proof of Financing Date") the Company shall not, directly or indirectly through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, (i) solicit or initiate any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock or similar transactions involving the Company or any subsidiaries of the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal, or (iii) agree to approve or recommend any Acquisition Proposal. Nothing contained in this Section 5.2(a) shall prevent the Company or any representative thereof from furnishing or causing to be furnished, information and directing the Company, its directors, officers, employees, representatives or agents to furnish information, in each case pursuant to confidentiality agreements similar to the one then in effect between the Company and the Acquiror, and participating in discussions or negotiations with any person concerning any Acquisition Proposal if the Board shall conclude after consultation with its financial advisor, that such person has made or is reasonably likely to make a bona fide Acquisition Proposal for a transaction which it believes will result in the receipt of consideration that is at least five percent (5%) greater than the aggregate amount of the Merger Consideration (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

         (b) The Company shall promptly notify the Acquiror after receipt of any written Acquisition Proposal, or any modification of or amendment to any written Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person that informs the Board that it is considering making, or has made, an Acquisition Proposal. Such notice to the Acquiror shall be made orally and in writing, and shall indicate, if known, whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 5.2(c).

         (c) On the Proof of Financing Date the Company shall immediately cease and, subject to the terms hereof, cause to be terminated any existing discussions or negotiations with any person (other than the Acquiror) conducted theretofore with respect to any Acquisition Proposal in effect as of the Proof of Financing Date. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

         SECTION 6.1. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

         (a) Company Stockholder Approval. This Agreement shall have been adopted by an affirmative vote of the holders of a majority of the outstanding Company Common Shares (voting together as one class) in accordance with the Certificate of Incorporation and Bylaws of the Company and the rules and regulations promulgated by the SEC and the Nasdaq Stock Exchange, Inc.;

         (b) Acquiror Shareholder Approval. This Agreement shall have been adopted by an affirmative vote of the holders of a majority of the outstanding capital stock of the Acquiror (voting together as one class) in accordance with its Articles of Incorporation and Bylaws.

         (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

         (d) Fairness Opinion. The Board shall have received the opinion of a financial advisor reasonably acceptable to the Acquiror to the effect that, as of the Proof of Financing Date, the Merger Consideration to be received by the Holders pursuant to the Merger is fair, from a financial point of view, to such Holders, and such opinion shall not have been modified in any materially adverse respect or withdrawn prior to the Closing.

         SECTION 6.2. Conditions to Obligations of the Acquiror. The obligations of the Acquiror to effect the Merger are further subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and (except to the extent specifically given as of an earlier date) on and as of the Closing Date as though made at the Closing Date, except where the failure to be true and correct would not be reasonably likely to have a Material Adverse Effect. The Company shall have delivered to the Acquiror a certificate dated as of the Closing Date signed by an executive officer to the effect set forth in this Section 6.2(a).

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have delivered to the Acquiror a certificate dated as of the Closing Date signed by an executive officer to the effect set forth in this Section 6.2(b) (the "Closing Certificate"). The Closing Certificate shall also certify that the Company's obligations set forth in Section 4.12 hereof with respect to the Minimum Current Assets have been satisfied.

         (c)  Non-Competition  Agreement.  The individual  identified in Section
4.13 hereof shall have delivered his Non-Competition Agreement to the Acquiror on or prior to the Closing Date.

         (d) Legal Opinion. An opinion of Gray, Cary, Ware & Freidenrich, L.L.P., counsel to the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B, shall have been delivered to the Acquiror on the Closing Date.

         (e) Dissenting Stockholders. The total number of Company Common Shares, if any, as to which the right to dissent has been asserted under Section 262 of the DGCL, shall not exceed ten percent (10%) of the total number of outstanding shares of Company Common Stock.

         SECTION 6.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Acquiror contained in this Agreement shall be true and correct in all material respects on the date hereof and (except to the extent specifically given as of an earlier date) on and as of the Closing Date as though made on the Closing Date, except where the failure to be true and correct would not be reasonably likely to have a Material Adverse Effect. The Acquiror shall have delivered to the Company a certificate dated as of the Closing Date, signed by an executive officer of each of them and to the effect set forth in this Section 6.3(a).

         (b) Performance of Obligations of the Acquiror. The Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Acquiror shall have delivered to the Company a certificate dated as of the Closing Date, signed by an executive officer of each of them and to the effect set forth in this
Section 6.3(b).

                                  ARTICLE VII
                                  TERMINATION

         SECTION 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding adoption by the stockholders of the Company or the Acquiror:

         (a) by mutual written consent duly authorized by the Boards of Directors of the Acquiror and the Company; or

         (b) by either the Acquiror or the Company, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party who has not complied with its obligations under Section 4.6 (Commercially Reasonable Efforts) and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

         (c) by the Acquiror, prior to the Effective Time, if the Board shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to the Acquiror or the Company has not delivered the Fairness Opinion referenced in Section 6.1(d) at the Proof of Financing Date or prior to Closing;

         (d) by the Acquiror or the Company, prior to the Effective Time (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), (i) if any representation or warranty of the Company or the Acquiror, respectively, set forth in this Agreement shall be untrue when made, except where the failure to be true and correct would not be reasonably likely to have a Material Adverse Effect, or (ii) upon a breach in any material respect of any covenant or agreement on the part of the Company or the Acquiror, respectively, set forth in this Agreement, in each case where such untruth or breach would have a material effect on the Company or the Acquiror, as the case may be (either (i) or (ii) above being a "Terminating Breach"), provided, that, if such Terminating Breach is curable by the Company or the Acquiror, as the case may be, through the exercise of commercially reasonable efforts, then for so long as the Company or the Acquiror, as the case may be, continues to exercise such commercially reasonable efforts, or if the Terminating Breach is cured, neither the Company nor the Acquiror, respectively, may terminate this Agreement under this Section 7.1(d);

         (e) by the Company, following the Proof of Financing Date and prior to the Effective Time, if the Company enters into a written agreement providing for the consummation of a transaction that constitutes a Superior Proposal;

         (f) by the Acquiror or the Company, if the Special Meeting shall have been held and this Agreement shall not have been adopted by the affirmative vote of the holders of the requisite number of outstanding Company Common Shares;

         (g) by the Acquiror or the Company, if the Effective Time shall have not occurred on or before October 31, 2003; provided, however, that neither the Acquiror nor the Company may terminate this Agreement pursuant to this Section 7.1(g) if such party's failure to fulfill any of its obligations under this Agreement shall be a reason that the Effective Time shall not have occurred on or before such date;

         (h) by the Company, following the date 90 days after the date hereof and prior to the Effective Time, if the Acquiror has not received adequate financing to consummate the Merger, including, without limitation, payment of the Merger Consideration; or

         (i) by the Company, prior to the Proof of Financing Date, if it enters into a written agreement providing for the consummation of a transaction that arose out of an Acquisition Proposal and that has bona fide proof of sufficient funds available to consummate such transaction at the time of signing such agreement.

         SECTION 7.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 7.3 and Section 8.1  hereof,  and (ii) except as  otherwise  provided in
Section 7.3, nothing herein shall relieve any party from liability for any Terminating Breach hereof by such party.

         SECTION 7.3. Fees and Expenses.

         (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

         (b) The Company shall pay the Acquiror an amount equal to five percent (5%) of the aggregate amount of the Merger Consideration plus all actual reasonable out-of-pocket expenses of the Acquiror incurred in connection with the transactions contemplated pursuant to the terms of this Agreement, including reasonable attorneys' fees, accountants' fees, appraiser's fees, financing commitment fees and other similar expenses; provided, however, such amounts shall not exceed $350,000 (the "Company Fee"), upon the first to occur of the following events:

               (i) the termination of this Agreement pursuant to Section 7.1(c);

               (ii) the termination of this Agreement pursuant to Section 7.1(e); or

               (iii) the  termination  of this  Agreement  pursuant  to  Section
          7.1(f)

         (c) Upon the termination of this Agreement pursuant to Section 7.1(h) the Acquiror shall pay the Company the actual reasonable expenses incurred by the Company in connection with the transactions contemplated herein (including, without limitation, legal, accounting and investment banking fees), up to a maximum of $100,000.

         (d) Upon the termination of this Agreement pursuant to Section 7.1(i), the Company shall pay the Acquiror the actual reasonable expenses incurred by the Acquiror in connection with the transactions contemplated herein (including, without limitation, legal, accounting and investment banking fees), up to a maximum of $100,000.

         (e) Fees payable pursuant to Section 7.3(b), (c) or (d) above shall be paid within five (5) business days after the first to occur of any of the events described in Section 7.3(b), (c) or (d).

                                  ARTICLE VIII
                                 INDEMNIFICATION

         SECTION 8.1. Indemnification by the Company. Subject to the other provisions of this Article VIII, from and after the Effective Time, the Company shall indemnify and hold the Acquiror and its directors, officers, employees, agents and representatives (the "Acquiror Indemnitees") harmless from and against any and all losses, claims, liabilities, costs and expenses (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and disbursements) (collectively, "Losses") arising out of or relating to:

         (a) any breach of any representation or warranty of the Company contained in Article II of this Agreement or in any certificate or other document delivered pursuant hereto;

         (b) any breach of any covenant of the Company contained in this Agreement.

         SECTION 8.2. Indemnification by the Acquiror. Subject to the other provisions of this Article VIII, from and after the Effective Time, the Acquiror shall indemnify and hold the Company and its directors, officers, employees, agents and representatives (the "Company Indemnitees") harmless from and against any and all Losses arising out of or related to:

         (a) any breach of any representation or warranty of the Acquiror contained in Article III of this Agreement or in any certificate or other document delivered pursuant hereto;

         (b) any breach of any covenant of the Acquiror contained in this Agreement.

         SECTION 8.3. Stockholder Representative.

         (a) Wilson Wong, an individual residing in the State of California, shall be constituted and appointed as agent ("Stockholder Representative") for and on behalf of the Holders to give and receive notices and communications, to authorize delivery to the Acquiror of cash from the Escrow Cash in satisfaction of claims by the Acquiror, to object to such deliveries to make claims on behalf of the Holders pursuant to Section 8.5 hereof, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to the Acquiror. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall receive no compensation for his services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the Holders.

         (b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Holders shall severally indemnify and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

         (c) A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of all of the Holders for whom cash otherwise payable to them is deposited in the Escrow Cash and shall be final, binding and conclusive upon each such Holder, and the Escrow Agent and the Acquiror may rely upon any decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every such Holder. The Escrow Agent and the Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

         SECTION 8.4. Time Limit. No party shall be entitled to indemnification under Section 8.1 or 8.2, as the case may be, unless written notice is given to the party (or parties) from whom indemnification is sought by the Escrow Termination Date.

         SECTION 8.5. Indemnification Procedure.

         (a) Notice by Indemnitee. In the event that an Acquiror Indemnitee or a Company Indemnitee seeks indemnification (the "Indemnitee") from the other party to this Agreement (the "Indemnitor"), the Indemnitee shall promptly notify the Indemnitor in writing of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible, which estimate shall not be conclusive of the final amount of such claim or demand (the "Claim Notice"). The Indemnitor shall have twenty days from the date of delivery of the Claim Notice (the "Notice Period") to notify the Indemnitee whether or not the Indemnitor disputes its liability to the Indemnitee hereunder with respect to such claim or demand and, notwithstanding any such dispute, whether or not it desires, at its sole cost and expense, to defend the Indemnitee against any such claim or demand.

         (b) Response by Indemnitor. In the event that Indemnitor notifies the Indemnitee within the Notice Period that it desires to defend the Indemnitee against such claim or demand then, except as hereinafter provided, the Indemnitor shall have the right to defend the Indemnitee by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion in such a manner as to avoid any risk of Indemnitee becoming subject to further liability in respect of such matter; provided, however, Indemnitor shall not, without the prior written consent of the Indemnitee, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, as the case may be, from all liability in respect of such claim or litigation. If any Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnitee, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which would reasonably be expected to have a materially adverse effect on the business, operations, assets, properties or prospects of the Indemnitee, then the Indemnitee shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of Indemnitor hereunder; provided, however, that the Indemnitee shall not settle any such claim or demand without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnitee elects to exercise such right, the Indemnitor shall have the right to participate in, but not control, the defense or settlement of such claim or demand at its sole cost and expense.

         (c) Presumptions.

                  (i) If the Indemnitor elects not to defend the Indemnitee against a claim or demand, by not giving the Indemnitee timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by the Indemnitor or the Indemnitee (but no Indemnitee shall have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case, shall be conclusively deemed to be a liability of the Indemnitor hereunder.

                  (ii) In the event an Indemnitee has a claim against the Indemnitor hereunder that does not involve a claim or demand being asserted against or sought to be collected from the Indemnitee by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such claim to the Indemnitor. If the Indemnitor does not notify the

         Indemnitee within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnitor hereunder. If the Indemnitor disputes such claim, the right to indemnification of the Indemnitee shall be determined by a court of competent jurisdiction.

         (d) Payment. Upon the determination of liability under this Article VIII, the Indemnitor shall pay to the Indemnitee, within ten days after such determination, the amount of the claim for indemnification made hereunder, after giving effect to the receipt of any insurance proceeds with respect thereto. All payments made by the Stockholder Representative on behalf of the Company pursuant to this Article VIII shall be payable out of the Escrow Cash pursuant to the terms hereof and the Escrow Agreement.

         (e) Limit of Liability and Threshold Amount. The aggregate liability of the Company, on the one hand, and the Acquiror, on the other hand, under Section
8.1 or Section 8.2, respectively, shall not exceed the amount of the Escrow Cash. Additionally, neither the Company, on the one hand, nor the Acquiror, on the other hand, shall have any liability to the other party for any Losses sustained by the other party unless and until the amount of such party's claims for indemnification are equal to or greater than $100,000 (the "Threshold Amount"). The obligated party shall only be liable for the claims which in the aggregate exceed the Threshold Amount (i.e., not first dollar). However, the Acquiror shall be permitted to seek "first dollar" indemnification for any Losses arising out of the Company's failure to pay taxes in jurisdictions in which the Company has been required to pay taxes prior to the date hereof (i.e., the Threshold Amount shall not apply to such claims).

         (f) Exclusive Remedy. After the Effective Time, except for any nonmonetary, equitable relief to which any Indemnitee may be entitled, the rights and remedies set forth in this Article VIII shall constitute the sole and exclusive rights and remedies of the parties hereto. Each of the parties hereto hereby waives any and all claims and any cause of action for monetary damages under or with respect to the subject matter of this Agreement (other than any claims or causes of action arising out of the express provisions of this Article
VIII) that it might otherwise be entitled to assert against the other party hereto.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         SECTION 9.1. Effectiveness of Representations, Warranties and Agreements; Knowledge, Etc. Except as otherwise provided in this Section 9.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate on the Escrow Termination Date or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that (i) if the Merger is consummated the agreements set forth in Article I shall survive the Effective Time indefinitely, and (ii) the agreements set forth in Section 7.3 shall survive termination indefinitely. The Letter of Intent shall survive termination of this Agreement as provided therein.

         SECTION 9.2. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

(a) If to the Acquiror:     Oblique, Inc.

                                         2221 Justin Road, Suite 119
                                         Flower Mound, Texas  75028
                                         Attention:  James L. Volkmar, President
                                         Telecopier No.:  (972) 691-8034
                                         Telephone No.:  (972) 691-8955

    with a copy to:                      Jones Day
                                         2727 North Harwood Street
                                         Dallas, Texas  75201
                                         Attention:  Sally L. Crawford, Esq.
                                         Telecopier No.:  (214) 969-5100
                                         Telephone No.:  (214) 220-3939

(b) If to the Company:      Asante Technologies, Inc.

                                         821 Fox Lane
                                         San Jose, California  95131
                                         Attention:     Wilson Wong and
                                                        Anthony Contos
                                         Telecopier No.:  (408) 432-0684
                                         Telephone No.:  (408) 435-8401

    With a copy to:                      Gray Cary Ware & Freidenrich LLP
                                         400 Hamilton Avenue
                                         Palo Alto, CA  94301
                                         Attention:  John M. Fogg, Esq.
                                         Telecopier No.:  (650) 833-2001
                                         Telephone No.:  (650) 833-2000

(c) If to the Stockholder
    Representative:                      Mr. Wilson Wong
                                         821 Fox Lane
                                         San Jose, California  95131
                                         Telecopier No.:  (408) 432-0684
                                         Telephone No.:  (408) 435-8401

         SECTION 9.3. Certain Definitions. For purposes of this Agreement, the term:

         (a) "$" or "dollars" means the lawful currency of the United States of America.

         (b) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

         (c) "business day" means any day other than a day on which banks in New York City are required or authorized to be closed;

         (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (e) "copyrights" means all copyrights (including copyrights in computer software) and database rights (whether registered or unregistered) and including applications for the registration of any such thing and unregistered design rights and all forms of protection of a similar nature or having equivalent or similar effect to any of these which may exist anywhere in the world.

         (f) "know-how" means all proprietary know-how and trade secrets held in any form, including all product specifications, processes, formulas, product designs, plans, ideas, concepts, inventions, manufacturing, technical information, data, research records, customer and supplier lists and similar data and information, and all other confidential or proprietary technical and business information.

         (g) "Material Adverse Effect" means any change, effect, event, occurrence, state of facts or developments that materially adversely affects any one or a combination of the assets, liabilities, business, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, a Material Adverse Effect (i) any change in the market price or trading volume of the Company's stock after the date hereof; (ii) any failure by the Company to meet internal revenue or earnings projections or forecasts or published revenue or earnings projections for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement and prior to the Effective Time; (iii) decreases in working capital substantially consistent with the Company's internal projections supplied to the Acquiror;
(iv) any adverse change, effect, event, occurrence, state of facts or development directly caused by the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (v) any adverse change, effect, event, occurrence, state of facts or developments directly caused by resulting from or attributable to conditions affecting the networking industry or the U.S. or world economies as a whole (unless such conditions adversely affect the Company in a materially disproportionate manner); (vi) any adverse change, effect, event, occurrence, state of facts or development directly resulting from or attributable or relating to reasonable out-of-pocket fees and expenses (including legal, accounting, investment banking and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement; or (vii) any adverse change, effect, event, occurrence, state of facts or development directly caused by compliance with the terms of, or the taking of any action required by, this Agreement.

         (h) "patents" means all patents, industrial and utility models and registered designs, including applications, provisional applications, reissues, divisions, continuations, continuations-in-part, renewals, re-examinations and extensions of the foregoing, and all forms of protection of a similar nature or having equivalent or similar effect to any of these that may exist anywhere in the world.

         (i)   "person"   means   an   individual,   corporation,   partnership,
association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

         (j) "subsidiary" or "subsidiaries" of the Company or any other person means any corporation, partnership, joint venture or other legal entity of which the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         (k) "trademarks" means trademarks, service marks, proprietary rights and trade names, trade dress, domain names, labels, logos, slogans and all other devices used to identify any product, service, business or company whether registered, unregistered or common law, and any applications for registration or registrations thereof and all forms of protection of a similar nature or having equivalent or similar affect to any of these that may exist anywhere in the world.

         SECTION 9.4. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after adoption of this Agreement by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 9.5. Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (i) extend the time for the performance of any of the obligations or other acts; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 9.6. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

         SECTION 9.8. Entire Agreement. This Agreement and the Escrow Agreement constitute the entire agreement between the parties hereto and thereto and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for Sections 3 (Broker), 4 (Expenses) and 6 (Confidentiality) of the Letter of Intent, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing Date, in accordance with its terms or as otherwise expressly provided herein.

         SECTION 9.9. Assignment; Guarantee of Acquisition Obligations. This Agreement shall not be assigned or delegated by operation of law or otherwise.

         SECTION 9.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

         SECTION 9.11. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 9.12. Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto (i) hereby submits itself to the personal jurisdiction of any appropriate state or federal court in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any other court.

         SECTION 9.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Acquiror and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       OBLIQUE INC.



                                       By: /s/ JAMES L. VOLKMAR
                                           -------------------------------------
                                           James L. Volkmar
                                           President



                                       ASANTE TECHNOLOGIES, INC.



                                       By: /s/ WILSON WONG
                                           -------------------------------------
                                           Wilson Wong
                                           President and Chief Executive Officer


         The undersigned hereby accepts, and agrees to, the obligations related to the Stockholder Representative set forth in Section 8.3 hereof.

                                         STOCKHOLDER REPRESENTATIVE



                                       /s/ WILSON WONG
                                       -----------------------------------------
                                       Wilson Wong